SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): February 1, 2002



                             BREK ENERGY CORPORATION


               (Exact Name of Registrant as Specified in Charter)


           Nevada                        0-27753                 98-0206979
(State or Other Jurisdiction           (Commission              (IRS Employer
      of Incorporation)               File Number)           Identification No.)


    19th Floor, 80 Gloucester Road, Wan Chai, Hong Kong         SAR
      Address of Principal Executive Offices)                (Zip Code)



      Registrant's telephone number, including area code ( 852 ) 2801-5181


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          (Former Name or Former Address, if Changes Since Last Report)

                              FIRST ECOM.COM, INC.



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This Current Report on Form 8-K is being filed to describe the results of the company's annual meeting on January 29, 2002, at which the company's shareholders approved, among other things, changing the company's name to BREK Energy Corporation, which change occurred by amendment to the company's certificate of incorporation on January 31, 2002.

Item 9  Regulation FD Disclosure

HONG KONG, January 31, 2002 - First Ecom.com, Inc. (NASDAQ: FECC, BSX: FECC, FECC BH), a company with interests in gas and oil exploitation and electronic payment solutions held its 2001 Annual Meeting of Stockholders on Tuesday, January 29, 2002 at the Pacific Place Conference Centre, Annapurna Room, 88 Queensway, Hong Kong, SAR.

Stockholders were asked to vote on six items:

1) To elect seven directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualify;

2) To ratify the appointment of Deloitte Touche Tohmatsu to serve as independent public accountants for the 2001 fiscal year;

3) To approve the amendment of First Ecom.com's Articles of Incorporation to change the name of First Ecom.com to "Brek Energy Corporation";

4) To approve the amendment of First Ecom.com's Articles of Incorporation to increase the number of authorized shares of First Ecom.com common stock;

5) To approve the amendment of First Ecom.com's Articles of Incorporation to authorize the issuance of preferred stock;

6) To approve the adoption of First Ecom.com's 2001 Stock Option/Warrant Plan; and:

7) To approve such other matters as may properly come before the annual meeting or any adjournment of the annual meeting.

Stockholders approved all items except the creation of a new class of preferred stock and no other matters were brought before the meeting. While the proposal to create a new class of preferred stock received more affirmative than negative votes, it did not receive affirmative votes equal to a majority of the total outstanding shares as is required by law to amend the Company's articles.

The seven directors elected by First Ecom stockholders were Gregory Pek, Ravi Daswani, Douglas Moore, Ian Robinson, James Pratt, Marc Bruner, and Mart Bakal. They will serve as directors until the next annual meeting or



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until their respective successors are elected and qualified. Mr. Ian Robinson,
Chairman of the Board, began the meeting with an overview of the Company's operations during the past year and its plans for the future. He first stated the promises that the board had made during the previous Annual Meeting had been kept. Mr. Robinson went on to emphasize that the Company was now primarily in the energy business as the board believed that this was the fastest route to creating shareholder value. He stressed that the Company's acquisition of a large shareholding in Gasco Energy Inc., was the first move in its strategy of becoming a major participant in the energy sector by positioning the Company between the junior and senior players in the industry. He indicated that the coming year was going to be a very active year for the Company, which was now wholly focused on creating shareholder value. Mr. Robinson said, "The year 2001 was a year of rebirth for the Company. (After) sifting through numerous proposals in search of opportunities that would benefit both the Company and its shareholders in the near and long term... we announced our shift in business focus from Internet payment processing to energy."

He stressed that the Company would play to its strengths including the financial expertise of the board and management, "(which) will, in our judgment, be of enormous value to small energy companies, which are often very practiced in finding the right holdings but less so when it comes to dealing with the financial aspects of being a publicly listed vehicle or dealing with large listed companies," said Mr. Robinson.

He continued by saying, "Operating under the name of Brek Energy Corporation, the Company will continue to acquire projects in the energy sector during 2002 in addition to those we have acquired via our holding in Gasco Energy. Gasco is a good example of the type of projects we will be considering."

He went on to say that the Company had not abandoned the payment processing industry and that the Company's wholly owned subsidiary First Ecom Systems Limited would continue to build that side of the business by focusing on the Asian region.

The Chairman's Statement is available for download on the Company's Web site (www.firstecom.com) under the Investor Relations section.

About First Ecom.com

First Ecom.com Inc. has interests in both oil and gas exploitation as well as being a global provider of electronic payment solutions through its wholly owned subsidiary First Ecom Systems Limited.

 For more information, visit www.firstecom.com or contact First Ecom.com at +(852) 2801-5181 or by e-mail at info@firstecom.com.



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Ian Robinson
Mr. Ian Robinson, 62, has served on First Ecom.com's board of directors since February 2000 and was appointed Vice-Chairman of the Board on November 29, 2000 and Chairman in January 2001. Mr. Robinson has 45 years of experience as a professional accountant and was a Senior Partner with Ernst and Young, one of the largest international accounting firms. He has been based in Hong Kong with Ernst and Young since 1980, servicing the Asian region, and has had experience in major countries around the world. Mr. Robinson has specialized in corporate rescue, restructuring, insolvency, investigation, business valuation and trouble shooting generally. He also holds a number of directorships including being a member of the Supervisory Board and member of the Executive Committee of the Hong Kong Housing Society.

Gregory M. Pek
Mr. Gregory Pek, 46, was a co-founder of First Ecom.com and has served on First Ecom.com's board of directors since March 1999. He was appointed Chairman of the Board in June 2000, relinquishing the role of CEO and President, which he had held since March 1999. He resumed the position of President and co-CEO in October 2000, and resigned as Chairman in November 2000. From March 1994 to February 1999, Mr. Pek was an Executive Director of David Resources Company Limited and Kong Tai International Holdings Company Limited, and from 1998 to February 1999 he was a director of Singapore Hong Kong Properties Investment Limited. Prior to taking residence in Hong Kong, Mr. Pek was a director and officer of a number of public companies in Canada. Mr. Pek has broad business experience in manufacturing, marketing, finance, regulatory issues (in the United States, Canada, and Hong Kong), and acquisitions.

Douglas Moore
Mr. Douglas Moore, 43, has been a member of the board of directors since October 1999. Mr. Moore is the Chief Executive Officer and executive director of Henderson Cyber Limited, the high technology subsidiary of the Henderson Group, which comprises Henderson Land Development Company Limited and its subsidiaries. Mr. Moore is also the Head of Strategic Planning of Henderson Land. Mr. Moore is also a non-executive director of Blu Spa, a botanical beauty product company. From 1994 until April 2000 Mr. Moore was the head of the Hong Kong Market of Credit Suisse and a director of Credit Suisse Investment Advisory (Hong Kong) Limited. Prior to 1994 Mr. Moore practiced international and Canadian taxation law with the Hong Kong and Toronto offices of McMillan, Binch, a major Canadian law firm.

James Pratt
Mr. James Pratt, 52, was appointed to First Ecom.com's board of directors in June 2000. Mr. Pratt is the Deputy Chairman of the GSM Association. Mr. Pratt was previously Managing Director of Asia Wireless, a division of Telstra International, Telstra Corporation of Australia where he oversaw all



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of Telstra Group's wireless operations and investments throughout the Asia
Pacific Region. Mr. Pratt was formerly Chief Executive Officer of Peoples Phone in Hong Kong since 1996. Prior to this he was general manager of the telecommunications division of Mitsubishi Electric Australia. Mr. Pratt has more than 30 years of international management experience in the Asia Pacific telecommunications industry.

Marc Bruner
Mr. Marc Bruner, 52, was appointed to First Ecom.com's board of directors in
 July 2001. Mr. Bruner is Chairman of the Board of Gasco Energy, Inc., an
OTCBB listed natural gas company in which First Ecom.com owns preferred stock convertible into an approximately 26% interest in Gasco, and founder in 1998 of Pannonian Energy Inc. which merged with Gasco in 2001. Previously, from 1996 to 1998, Mr. Bruner was the founding Chairman of Ultra Petroleum, a TSE and AMEX listed natural gas company. Mr. Bruner was a founder in 1998 of Pennaco Energy, Inc., a coal bed methane company, and in 1996 of RIS Resources International, a natural gas company.

Mart Bakal
Mr. Mart Bakal, 50, was appointed to First Ecom.com's board of directors in October 2001. Mr. Bakal trained as a lawyer, practicing in Canada from the late 1970's to 1983 before moving to the United States where he taught at both Harvard Law School and Harvard Graduate School of Business. Since the early 1980's Mr. Bakal has been in the investment banking business initially with Bear Stearns and later as a partner at Drexel Burnham Lambert. Mr. Bakal founded Crimson Capital in 1991 in order to help develop the business opportunities in the transitional economies of communist countries and was initially contracted by the U.S. Government to assist the Government of the Czech Republic in privatizing its state owned businesses. While at Crimson Capital, Mr. Bakal has assisted over 600 enterprises in eastern Europe. Recently Mr. Bakal founded Millenium China Inc. to privatize PRC state owned enterprises.

Ravi Daswani
Mr. Ravi Daswani, 35 was a co-founder of First Ecom.com and served as a member of the board of directors since March 1999. Mr. Daswani was Chief Operating Officer of First Ecom.com from March 1999 and co-CEO until he resigned in August 2001 to pursue other business interests. From December 1997 to February 1999, Mr. Daswani was the Managing Director of Asia Internet Limited, a Hong Kong ISP and one of the reputable system integration companies in Hong Kong. On March 31, 2000, First Ecom.com purchased the entire issued share capital of Asia Internet. During his tenure with Asia Internet, Mr. Daswani helped establish Sing Web Pte. Ltd., a Singapore based IPP. For more than three years before December 1997, He was the managing director of a wholesale and retail apparel business. He has established international operations trading in dry goods, consumer



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electronics, apparel, and Internet services in Africa, Latin America, and Asia.

Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include significant risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. For a discussion of some of these risks and uncertainties, please refer to the company's SEC filings, which contain additional discussion about those risk factors, which could cause actual results to differ from management's expectations. First Ecom expressly disclaims any obligation to update the statements contained herein.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on the 1st day of February 2002.

                                             BREK ENERGY CORPORATION.



                                             By /S/ Kenneth G.C. Telford



                                             -----------------------------------
                                             (Signature)

                                             Kenneth G.C. Telford, Secretary and
                                             Chief Financial Officer


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